UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



       October 31, 2000                        (October 30, 2000)
        Date of Report                  (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


      Pennsylvania                 000-22026                  25-1407782
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(State or other jurisdiction) (Commission File Number) (IRS Employer of
                                    corporation)             Identification No.)





One RentWay Place, Erie, Pennsylvania                          16505
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(Address of principal executive offices)                     Zip Code



Registrant's telephone number, including area code:      (814) 455-5378
                                                    -------------------------


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Item 5.           Other Events


The registrant issued the following press release on October 30, 2000:


         RENT-WAY ANNOUNCES INVESTIGATION OF CERTAIN ACCOUNTING MATTERS

     October 30, 2000 - Erie, Pennsylvania. Rent-Way, Inc. (NYSE-RWY) today announced that it is investigating certain accounting matters, including possible accounting irregularities, which if confirmed would result in the need to revise earlier reported unaudited financial results for fiscal year 2000. Rent-Way also expects these matters to impact adversely its recently concluded fourth quarter ended September 30, 2000.

     Rent-Way has not yet determined the final amount of the revisions nor the allocation of this amount to prior fiscal periods. Rent-Way has also not yet determined the magnitude of the adverse impact on its fourth quarter results. Based on its preliminary investigation to date, however, Rent-Way expects these matters to have a negative, non-cash impact of between $25.0 million to $35.0 million pre-tax on fiscal year 2000 earnings. Based on its preliminary investigation to date, Rent-Way expects that no fiscal periods prior to fiscal year 2000 will be affected. Rent-Way had previously announced that it expected to meet consensus analyst estimates for fully diluted earnings per share of $1.83 in fiscal year 2000. Based upon its preliminary investigation to date and taking into account the expected impact of these accounting matters, Rent-Way believes it will report fully diluted earnings per share of between $0.88 and $1.14 for fiscal year 2000. Rent-Way does not expect that any of these accounting matters will adversely impact reported revenues in fiscal year 2000.

     Rent-Way has also announced that Matthew Marini, its Corporate Controller, has been suspended and placed on leave pending completion of the investigation. At the request of the Audit Committee of the Board of Directors, Jeffrey Conway, Rent-Way's President and Chief Operating Officer, has voluntarily relinquished his operating responsibilities and has agreed to assist the Audit Committee in its investigation.

     The Audit Committee is conducting an investigation of the matter with the assistance of the company's regular outside counsel, Hodgson, Russ, Andrews, Woods & Goodyear LLP, and special counsel to the Committee, Ross & Hardies, LLP. Hodgson Russ has retained PricewaterhouseCoopers LLP to assist in the investigation. Commenting on the announcement, William Lerner, Chairman of Rent-Way's Audit Committee, stated, "Speaking for each member of the Audit Committee, we are firmly committed to completing a thorough, expeditious investigation. Rent-Way will take all appropriate corrective actions dictated by the results of this investigation." William Morgenstern, Chairman of the Board and Chief Executive Officer of Rent-Way, commented, "While this situation is a difficult one, I am pleased that several employees came forward to bring these matters to our attention. We continue to believe the company's current outlook and growth prospects are strong. We plan to provide information regarding our outlook for fiscal 2001 as soon as possible following completion of the Audit Committee's investigation."

     Certain statements made in this news release may be deemed to be forward-looking statements. These statements involve risks and uncertainties, including the ultimate outcome of the Audit Committee's investigation, the nature of any revisions made to Rent-Way's financial results and the magnitude of the adverse impact of these accounting matters on Rent-Way's fiscal year 2000 fourth quarter.

     Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality, name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,142 stores in 42 states.

     Contact:   William  Morgenstern,   Chief  Executive  Officer,  and  William
McDonnell, Chief Financial Officer, of Rent-Way at 814-455-5378.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                    Rent-Way, Inc.
                                               -----------------------
                                                     (Registrant)





      October 31, 2000                              /s/William E. Morgenstern
-----------------------------                  --------------------------------
           Date                                            (Signature)
                                                       William E. Morgenstern
                                            Chairman and Cheif Executive Officer




     October 31, 2000                              /s/ William A. McDonnell
 -----------------------------                 ---------------------------------
            Date                                          (Signature)
                                                  William A. McDonnell
                                      Vice President and Chief Financial Officer